[Letterhead]

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SinoCubate, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2011 relating to the financial statements of SinoCubate, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

SCHWARTZ LEVITSKY FELDMAN LLP

/s/ Schwartz Levitsky Feldman LLP

Toronto, Ontario, Canada
October 26, 2011